UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 14, 2015

UNIVERSAL SECURITY INSTRUMENTS, INC.

(Exact name of registrant as specified in its charter)

Maryland	0-7885	52-0898545
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

11407 Cronhill Drive, Suite A, Owings Mills, Maryland 21117

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (410) 363-3000

Inapplicable

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On July 10, 2015, the Registrant concluded and informed its independent registered public accounting firm that, based on new information received from the Registrant’s 50%-owned Hong Kong Joint Venture (the “HKJV”), the financial results of the Company and its HKJV as reported in the Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2014 and December 31, 2014 were misstated as a result of errors in the HKJV’s accounting for inventory. Based on a preliminary review, (i) for the quarter and six month period ended September 30, 2014, equity in the loss of the HKJV and net loss were understated by approximately $182,000, and (ii) for the quarter and nine month period ended December 31, 2014, equity in the loss of the HKJV and net loss were understated by approximately $163,000 and $345,000, respectively. Accordingly, investors should no longer rely upon the Registrant’s financial statements set forth in those Reports and other financial data for these periods or any press releases or other shareholder communications that relate to that information. The Registrant will be filing Forms 10-Q/A restating its financials for these periods as soon as practicable. Management and an authorized officer has discussed the matters disclosed in this Item 4.02 of this Current Report on Form 8-K with the Company’s independent registered public accounting firm.

Item 8.01.	Other Events.

On July 14, 2015, the Registrant issued a press release stating that it is delaying the filing of its Annual Report on Form 10-K for the year ended March 31, 2015. The press release contains certain anticipated unaudited financial information for the Registrant’s fourth fiscal quarter and full fiscal year. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

This Form 8-K Item 8.01 and the attached exhibit are furnished to, but not filed with, the Securities and Exchange Commission (“SEC”) and shall not be deemed to be incorporated by reference into any of the Company’s filings with the SEC under the Securities Act of 1933.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits

The following exhibits are filed herewith:

Exhibit No.
99.1	Press Release dated July 14, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNIVERSAL SECURITY INSTRUMENTS, INC.
(Registrant)

Date: July 14, 2015	By:	/s/ Harvey B. Grossblatt
Harvey B. Grossblatt
President

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